Exhibit 99.1

IASTA.COM, INC.

AND

IASTA RESOURCES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

IASTA.COM, INC.

AND

IASTA RESOURCES, INC.

TABLE OF CONTENTS

DECEMBER 31, 2013 AND 2012

Page

Independent Auditor’s Report	1

Consolidated Financial Statements:

Consolidated Balance Sheets	2

Consolidated Statements of Income	3

Consolidated Statements of Stockholders’ Equity (Deficit)	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6 - 12

armanino

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
IASTA.COM INC. AND IASTA RESOURCES, INC.
Carmel, Indiana

We have audited the accompanying consolidated financial statements of IASTA.COM, INC. AND IASTA RESOURCES, INC., which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income and comprehensive income, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IASTA.COM, INC. AND IASTA RESOURCES, INC. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Armanino LLP

Armanino LLP
San Jose, California

August 7, 2014

An independent firm associated with Moore Stephens International Limited
MOORE STEPHENS

1

IASTA.COM, INC.

AND

IASTA RESOURCES, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2013 AND 2012

ASSETS
	2013	2012
Current Assets:
Cash	$1,368,567	$1,300,570
Accounts receivable, net of allowance for doubtful accounts of $45,529 and $68,702	2,378,390	2,537,230
Deferred income tax	39,899	29,472
Other current assets	482,491	324,769
Total current assets	4,269,347	4,192,041

Property and equipment, net	266,365	328,935
Other Assets	143,851	182,526
Total Assets	$4,679,563	$4,703,502

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Current portion of subordinated note payable to stockholder	$339,185	$119,147
Current portion of line of credit	652,568	-
Accounts payable	254,092	255,266
Deferred revenue	2,710,190	2,893,799
Accrued payroll and related liabilities	372,164	301,409
Other current liabilities	306,765	296,701
Income taxes payable	33,761	29,725
Total current liabilities	4,668,725	3,896,047

Long-Term Liabilities:
Long-term debt (line of credit)	-	652,568
Subordinated note payable to stockholder	-	339,186
Total long-term liabilities	-	991,754
Total liabilities	4,668,725	4,887,801

Stockholders' Equity (Deficit):
Common stock	25,870	5,000
Retained earnings	999,893	844,546
Foreign currency translation adjustment	26,813	7,893
	1,052,576	857,439
Less treasury stock, at cost	(1,041,738)	(1,041,738)
Total stockholders' equity (deficit)	10,838	(184,299)
Total Liability and Stockholders' Equity (Deficit)	$4,679,563	$4,703,502

See accompanying Notes to Consolidated Financial Statements.

IASTA.COM, INC.

AND

IASTA RESOURCES, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2013 AND 2012

	Fiscal Years ended December 31,
	2013	2012

Revenues
Recurring revenues	$7,996,310	$7,554,991
Non-recurring revenues	2,965,431	2,339,794
Total revenues	10,961,741	9,894,785

Cost of revenues:
Cost of recurring revenues	735,094	714,140
Cost of non-recurring revenues	2,256,213	1,950,204
Total cost of revenues	2,991,307	2,664,344

Gross profit:
Recurring gross profit	7,261,216	6,840,851
Non-recurring gross profit	709,218	389,590
Total gross profit	7,970,434	7,230,441

Operating expenses:
Research and development	1,893,029	1,529,447
Sales and marketing	4,249,703	4,019,979
General and administrative	1,427,191	1,168,704
Total operating expenses	7,569,923	6,718,130
Income from Operations	400,511	512,311

Other income/(expense), net	(75,259)	38,734
Income before provision for income taxes	325,252	551,045
Provision for income taxes	43,735	128,590
Net Income	$281,517	$422,455

Other comprehensive income
Foreign currency translation adjustment	18,920	6,009
Other comprehensive income	18,920	6,009
Comprehensive income	$300,437	$428,464

See accompanying Notes to Consolidated Financial Statements.

IASTA.COM, INC.

AND

IASTA RESOURCES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2013 AND 2012

	Common Stock				Treasury Stock
	Shares	Amount	Retained Earnings	Accumulated Other Comprehensive Income	Shares	Amount	Total
Balances, December 31, 2011	405	$5,000	$508,091	$1,884	100	$(1,041,738)	$(526,763)
Foreign currency translation adjustment	-	-	-	6,009	-	-	6,009
Net income	-	-	422,455	-	-	-	422,455
Dividend	-	-	(86,000)	-	-	-	(86,000)
Balances, December 31, 2012	405	5,000	844,546	7,893	100	(1,041,738)	(184,299)
Issuance of common stock	106	20,870	-	-	-	-	20,870
Foreign currency translation adjustment	-	-	-	18,920	-	-	18,920
Net income	-	-	281,517	-	-	-	281,517
Dividend	-	-	(126,170)	-	-	-	(126,170)
Balances, December 31, 2013	511	$25,870	$999,893	$26,813	100	$(1,041,738)	$10,838

See accompanying Notes to Consolidated Financial Statements.

IASTA.COM, INC.

AND

IASTA RESOURCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2013 AND 2012

	Fiscal Years ended December 31,
	2013	2012
Cash Flows From Operating Activities
Net Income	$281,517	$422,455
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	189,596	215,991
Allowance for doubtful accounts	(23,173)	28,798
Loss on disposal of assets	8,436	-
Deferred income taxes	(10,427)	74,738
Changes in assets and liabilities
Accounts receivable	182,013	(264,795)
Other assets	(119,047)	51,613
Accounts payable	(1,174)	(130,721)
Deferred revenue	(183,609)	690,062
Accrued expenses and other current liabilities	80,819	31,280
Income taxes payable	4,036	29,725
Net cash provided by operating activities	408,987	1,149,146

Cash Flows From Investing Activities
Capital expenditures	(135,462)	(56,314)

Cash Flows From Financing Activities
Issuance of common stock	20,870	-
Payments on line of credit	-	(340,500)
Payments on subordinated note payable to stockholder	(119,148)	(112,258)
Dividends paid	(126,170)	(86,000)
Net cash used in financing activities	(224,448)	(538,758)

Effect of Exchange Rate Adjustment	18,920	6,009
Net increase	67,997	560,083

Cash, Beginning of Period	1,300,570	740,487

Cash, End of Period	$1,368,567	$1,300,570

Supplemental Disclosure of Cash Flow Information:
Cash payments for interest	$56,280	$78,883
Cash paid for income taxes	$42,646	$24,127

1.	SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements include the accounts of IASTA.COM and its wholly owned subsidiaries, IASTA LIMITED and IASTA EXPORT CORPORATION (the “Company”), and IASTA RESOURCES, INC. (“IRI”), collectively referred to herein as the “Companies”. All material intercompany balances and transactions have been eliminated in consolidation.

The Company, formed in 2000 and headquartered in Carmel, Indiana, develops and sells a software application and internet-based service to its customers in support of their e-sourcing and procurement departments. In addition, the Company offers professional services and support to the customer purchased software application. IRI leases employees to the Company.

IASTA EXPORT CORPORATION was formed as a wholly owned tax-exempt subsidiary of IASTA.COM on March 17, 2011, as an Interest Charge Domestic International Sales Company. Beginning with the year ended December 31, 2011, IASTA EXPORT CORPORATION receives a 50% commission on international export net income of U.S. developed software.

The significant accounting policies followed by the Companies in the preparation of the consolidated financial statements are as follows:

Principles of Consolidation

The consolidated financial statements include all accounts of the Company and those of its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated.

Foreign Currency Exchange

The functional currency of all the Company’s U.K. subsidiaries is a local currency. The Company translates assets and liabilities of its U.K. subsidiaries into U.S. dollars using period-end exchange rates and revenues, expenses and cash flows using the average exchange rates for the reporting period. Resulting translation adjustments are included as a component of accumulated other comprehensive income in the statement of stockholders’ equity.

Recent Accounting Pronouncements

In May 2014, the FASB and the International Accounting Standards Board (IASB) issued, ASU 2014-09 (Topic 606) Revenue from Contracts with Customers. The guidance substantially converges final standards on revenue recognition between the FASB and IASB providing a framework on addressing revenue recognition issues and, upon its effective date, replaces almost all existing revenue recognition guidance, including industry-specific guidance, in current U.S. generally accepted accounting principles. The ASU is effective for annual reporting periods beginning after December 15, 2016. We are currently evaluating the impact of adopting ASU 2014-09 to determine the impact, if any, it may have on our current practices.

Research and development.

Research and development expenses consist primarily of salaries, benefits and bonus for employees and executives on our engineering and technical teams who are responsible for increasing the functionality and enhancing the services, as well as the development of new products. Our research and development costs are expensed as incurred.

Fair Value Measurements

We determine the fair values of our financial instruments based on the fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value assumes that the transaction to sell the asset or transfer the liability occurs in the principal or most advantageous market for the asset or liability and establishes that the fair value of an asset or liability shall be determined based on the assumptions that market participants would use in pricing the asset or liability.

Advertising

Advertising costs are expensed as incurred and included in selling, general and administrative expenses in the Consolidated Statements of Income. Advertising expenses were not significant in fiscal years 2013 and 2012.

Revenue Recognition

The Company generates revenues by providing its SaaS solutions through subscription license arrangements and related professional services, and related software maintenance and professional services. The Company presents revenue net of sales taxes and any similar assessments.

Revenue recognition criteria. The Company recognizes revenue when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) fees are fixed or determinable and (4) collectability is probable. If we determine that any one of the four criteria is not met, the Company will defer recognition of revenue until all the criteria are met.

Multiple-Deliverable Arrangements. The Company enters into arrangements with multiple-deliverables that generally include subscription, support and professional services. If a deliverable has standalone value, and delivery is probable and within the Company’s control, the Company accounts for the deliverable as a separate unit of accounting. Subscription services have standalone value as such services are often sold separately, primarily through renewals. Professional services have standalone value as such services are often sold separately, and are available from other vendors.

Upon separating the multiple-deliverables into separate units of accounting, the arrangement consideration is allocated to the identified separate units based on a relative selling price hierarchy. The Company determines the relative selling price for a deliverable based on its vendor-specific objective evidence of selling price (“VSOE”), if available, or its best estimate of selling price (“BESP”), if VSOE is not available. The Company has determined that third-party evidence of selling price (“TPE”) is not a practical alternative due to differences in its service offerings compared to other parties and the availability of relevant third-party pricing information. The amount of revenue allocated to delivered items is limited by contingent revenue, if any.

The Company has not established VSOE for its subscription services or professional services due to lack of pricing consistency, and other factors. Accordingly, the Company uses its BESP to determine the relative selling price.

The Company determined BESP by considering its price list, as well as overall pricing objectives and market conditions. Significant pricing practices taken into consideration include the Company’s discounting practices, contract prices per user, the size and volume of the Company’s transactions, the customer demographic, and its market strategy.

Recurring revenues. Recurring revenues consist of subscription license sales and maintenance revenues. Recurring revenues are recognized ratably over the stated contractual period.

Non-recurring revenues.  Non-recurring revenues are comprised of revenues from professional services for system implementations, enhancements, and training. For professional services arrangements billed on a time-and-materials basis, services are recognized as revenue as the services are rendered. For fixed-fee professional service arrangements, the Company recognizes revenue under the proportional performance method of accounting and estimates the proportional performance utilizing hours incurred to date as a percentage of total estimated hours to complete the project. If the Company does not have a sufficient basis to measure progress toward completion, revenue is recognized upon completion.

In certain arrangements with non-standard acceptance criteria, the Company defers the revenue until the acceptance criteria are satisfied. Reimbursements, including those related to travel and out-of-pocket expenses are included in non-recurring revenues, and an equivalent amount of reimbursable expenses is included in non-recurring cost of revenues.

Accounts Receivable

The Companies carry accounts receivable at the amount invoiced less an allowance for doubtful accounts, if considered necessary. On a periodic basis, the Companies evaluate accounts receivable and establish an allowance for doubtful accounts based on a history of past write-offs, collections, and current credit conditions.

Concentration of Credit Risk

The Companies maintain cash in bank deposit accounts which, at times, may exceed federally insured limits. The Companies have not experienced any losses in such accounts and do not believe they are exposed to any significant credit risk on cash. The Company did not have any customers with the balance in Accounts Receivable and Revenue that were over 10% in both fiscal year 2013 and 2012.

Property, Equipment and Depreciation

Property and equipment are recorded at cost and include expenditures which substantially increase the useful lives of existing assets. Maintenance, repairs, and minor renewals are expensed as incurred. The Company follows the practice of depreciating the cost of property and equipment over their estimated useful lives using the straight-line method of depreciation for financial reporting purposes. All property and equipment is depreciated over an estimated useful life of 3 - 8 years.

Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Accounts requiring the use of significant estimates include allowances for uncollectible receivables, deferred tax assets, the determination of deferred revenue, reporting value and depreciable lives of property and equipment, and foreign currency transaction gains and losses.

Income Taxes

The Company has elected, under the applicable provisions of the Internal Revenue Code, to be taxed as an "S" Corporation. Under these provisions, net taxable income or loss is taxed directly to the stockholders and not the Company. Accordingly, the accompanying consolidated financial statements do not include any provisions for Federal or state taxes on the net income or loss of the Company. IRI is a taxable corporation and, therefore, a provision for income taxes has been included in the accompanying consolidated financial statements.

Management of the Companies evaluate all significant income tax positions as required by U.S. GAAP. As of December 31, 2013, Management does not believe the Companies have taken any tax positions that would require the recording of any additional income tax liability, nor do they believe that there are any unrealized income tax benefits that would either increase or decrease within the next twelve months. The Companies’ Federal and various state income tax returns as filed remain open and subject to examination beginning with the tax year ended December 31, 2010.

Subsequent Events

Subsequent events have been evaluated through August 7, 2014, which is the date the consolidated financial statements were available for issuance.

2.	LINE OF CREDIT

The Company has a $1,500,000 operating line of credit facility available for short-term working capital needs. The credit facility is subject to renewal on February 28, 2016. Available borrowings are limited to the lesser of $1,500,000 or a percentage of eligible accounts as defined in the agreement. The credit agreement requires monthly payments of interest on outstanding borrowings at 1.5% over the bank’s prime rate. Borrowings are secured by substantially all assets of the Company and the loan agreement places restrictive covenants on the Company and limits advances to a borrowing base. Outstanding borrowings were $652,568 for each of the years ended December 31, 2013 and 2012.

In connection with the acquisition which closed on July 2, 2014, the line of credit was fully paid to Silicon Valley Bank as a portion of the Merger Agreement on July 2, 2014 and accordingly the entire outstanding amount was classified as current in the accompanying consolidated balance sheets at December 31, 2013.

3.	STOCK REDEMPTION

Effective November 30, 2007, the Companies entered jointly into a Stock Redemption Agreement with a stockholder whereby the Companies redeemed certain shares owned by the stockholder for a cash payment of $66,738 and the issuance of a $975,000 subordinated note payable (Note 4). The shares of the stock redeemed under the terms of this agreement are recorded at a cost of $1,041,738 and are included in Treasury Stock (Note 5).

4.	SUBORDINATED NOTE PAYABLE TO STOCKHOLDER

In connection with the Stock Redemption Agreement (Note 3), the Company issued a note payable to a stockholder for $958,369 that requires thirty-four (34) equal quarterly payments of $36,000, including interest at 6% per annum, through September 1, 2016. The note is subordinated to the line of credit (Note 2). Annual current maturities of the subordinated note payable at December 31, 2013 and 2012 are $339,185 and $119,147.

The Company repaid the outstanding subordinated note payable prior to the Acquisition that took place on July 2, 2014. Accordingly, the outstanding balance at December 31, 2013 was shown as current in the accompanying consolidated balance sheets.

5.	COMMON STOCK

The Company has 1,000 shares of voting stock authorized and 80 shares of voting common stock issued and 1,000 shares of non-voting stock authorized and 5 shares issued. IASTA RESOURCES, INC. has 1,000 shares authorized, of which 500 shares are non-voting, and has issued 405 shares of voting stock and 21 shares of non-voting stock. In 2013, the Company issued 106 shares of common stock increasing the total shares to 511 at December 31, 2013.

As of December 31, 2013, the Companies have Treasury stock carried at cost as follows:

Company	Shares	Value at Cost

IASTA.COM	20	$1,033,436

IASTA RESOURCES, INC.	80	8,302
		$1,041,738

Dividends were also distributed to shareholders in the amount of $126,170 and $86,000 for the years ended December 31, 2013 and 2012, respectively.

6.	COMMITMENTS AND CONTINGENCIES

The Company leases office space and automobiles requiring monthly rental payments aggregating $30,581 through December 2016. For the years ended December 31, 2013 and 2012, lease expense related to office space and automobiles was $239,405 and $188,794, respectively.

Future minimum lease payments under the terms of the existing leases are as follows:

Year Ending
December 31,
2014	$355,584
2015	292,772
2016	77,976
Total	$726,332

Indemnifications

The Company indemnifies certain customers, distributors and suppliers for attorney fees and damages and costs awarded against such parties in certain circumstances in which the Company's products are alleged to infringe third party intellectual property rights, including patents, registered trademarks or copyrights. The terms of the Company's indemnification obligations are generally perpetual from the effective date of the agreement. In certain cases, there are limits on and exceptions to the Company's potential liability for indemnification relating to intellectual property infringement claims.

Pursuant to the Company's charter documents and written indemnification agreements, the Company has certain indemnification obligations to its current officers, employees and directors.

7.	PROPERTY AND EQUIPMENT

	2013	2012

Equipment	$896,668	$1,057,757
Automotive	-	49,945
Leasehold improvements	156,795	114,222

Furniture	96,970	89,511
	1,150,433	1,311,435

Accumulated depreciation	(884,068)	(982,500)
Property and equipment, net	$266,365	$328,935

8.	INCOME TAXES

The provision for income taxes is based upon income before income taxes as follows:

	2013	2012
Domestic pre-tax income	$237,698	$468,391
Foreign pre-tax income	87,554	82,654
Total pre-tax income	$325,252	$551,045

Income tax expense for the years ended December 31, 2013 and 2012 consists of the following:

	2013	2012
Federal tax at statutory rate	$24,386	$18,124
Computed state tax	12,566	11,601
Foreign tax	17,210	24,127
Deferred federal Tax	(7,668)	57,061
Deferred state tax	(2,759)	17,677
	$43,735	$128,590

Foreign tax expense relates to IASTA.COM’s wholly owned subsidiary, IASTA LIMITED, for income tax on profits earned in the United Kingdom.

Accounting Standards Codification (“ASC”) provides for the recognition of deferred tax assets if realization of such assets is more likely than not. Based on the weight of available evidence, which includes IRI’s historical operation performance and the reported cumulative net income in prior years, no valuation allowances have been recorded again its deferred tax assets.

Deferred income taxes reflect the net tax effects of temporary differences between he carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of IRI’s deferred tax assets are as follows:

	2013	2012
Reserves and accruals	$39,899	$29,472
Net deferred tax asset	$39,899	$29,472

The Companies are required to recognize in the financial statements the impact of a tax position, if that tax position is more likely than not of being sustained on audit, based on the technical merits of the position. The Companies policy is to record interest and penalties related to unrecognized tax benefits in income tax expense. As of December 31, 2013 and 2012, there were no unrecognized tax benefits or liabilities for unrecognized tax benefits.

9.	SIMPLE IRA PLAN

The Companies adopted a Simple IRA Plan. The plan covers substantially all employees who meet the plan’s eligibility requirements and provides for employee elective contributions and a matching amount contributed by the Companies up to three percent (3%) of the employee’s salary. A participant’s contribution may not exceed the maximum amount allowed as determined by the Internal Revenue Code. The Companies contributed $115,546 and $110,545 to the plan for the years ended December 31, 2013 and 2012, respectively.

10.	subsequent event

On June 2, 2014, the Company entered into the Merger Agreement with Selectica Inc and the Shareholders pursuant to which the Company was acquired by Selectica. Subject to the terms and conditions of the Merger Agreement, to effect the Acquisition, the Company will be merged with and into Selectica Inc with Selectica Sourcing (‘Iasta’, ‘the Company’) continuing as a wholly owned subsidiary of the Company.

The aggregate purchase price for the Acquisition will be the Acquisition Shares and $7.0 million in cash (together with the Acquisition Shares, the “Purchase Price”), including amounts related to the repayment of indebtedness and payment of transaction costs. The Acquisition is not conditioned upon receipt of financing by the acquire Company, Selectica, Inc. The Purchase Price will be subject to certain adjustments and to a $1.4 million cash escrow (the “Escrow”) to cover any post-closing adjustments to the Purchase Price and indemnification obligations of the Shareholders. The Escrow will be deposited with Wells Fargo Bank, National Association, as escrow agent, pursuant to an Escrow Agreement to be entered into by the parties at the closing of the Acquisition. A portion of the Escrow will be released on the 12-month anniversary of the closing of the Acquisition, and the remainder of the Escrow will be released on the 18-month anniversary of the closing of the Acquisition, in each case after deducting any claims or adjustments.

The Merger Agreement contains customary representations and warranties as well as covenants by each of the parties, including non-competition covenants made by the principal Shareholders for the benefit of the Company. Subject to certain limitations, the Company will be indemnified for damages resulting from breaches or inaccuracies by Selectica, Inc or the Shareholders of their respective representations, warranties and covenants in the Merger Agreement as well as other specified matters. The Shareholders will be indemnified by the Acquire Company for damages resulting from breaches or inaccuracies by the Company of its representations, warranties and covenants in the Merger Agreement.

The Acquisition Shares to be issued to the Shareholders at the closing of the Acquisition have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. At the closing of the Acquisition, the Company and the Shareholders will enter into a Registration Rights Agreement with respect to registration of the resale of the Acquisition Shares.

The Merger Agreement contains a “no shop” provision that, in general, prohibits the Company from soliciting third-party acquisition proposals, provide information to or engage in discussions or negotiations with third parties that have made or might make an acquisition proposal. The Merger Agreement also contains certain termination rights by the parties.

The Acquisition closed on July 2, 2014. Following the closing of the Acquisition, Selectica, Inc issued options to certain Iasta employees to purchase up to an aggregate of 700,000 shares of Common Stock of the Acquire Company, which awards will be employment inducement awards pursuant to NASDAQ Listing Rule 5635(c)(4).

The Company has a $1,500,000 operating line of credit facility available for short-term working capital needs. The credit facility is subject to renewal on February 28, 2016. Outstanding borrowings were $652,568 for three months ended March 31, 2014 and December 31, 2014. In connection with the acquisition which closed on July 2, 2014, the line of credit was fully paid to Silicon Valley Bank as a portion of the Merger Agreement on July 2, 2014.

In connection with the Stock Redemption Agreement, the Company issued a note payable to a stockholder for $958,369 that requires thirty-four (34) equal quarterly payments of $36,000, including interest at 6% per annum, through September 1, 2016. Annual current maturities of the subordinated note payable at March 31, 2014 are 308,273. The Company repaid the subordinated note payable prior to the Acquisition that took place on July 2, 2014.